A319 CEO A320 CEO A320 NEO A321 CEO A321 NEO Total 2 49 91 22 28 192 1Q25 (2) — — — 2 — 2Q25 — — — — 2 2 3Q25 — — — — 2 2 4Q25 — — — — — — — 49 91 22 34 196 Note: (1) Excludes 21 A320/A321 aircraft which are held for sale as of 12/31/2024. Seat Configurations Seats 145 176 / 176 222 / 229 Exhibit 99.1 Aircraft Type A319 CEO A320 CEO/NEO A321 CEO/NEO Spirit Airlines Fleet Plan as of April 2, 2025 Total Aircraft Year-end 2024(1) Total Aircraft Year-end 2025